SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 31, 2003

                             Group 1 Software, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                      0-6355                   52-0852578
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

               4200 Parliament Place, Suite 600                    20706-1844
          (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (301) 918-0400

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Item 5. Other Events and Required FD Disclosure.

On July 31, 2003, Group 1 Software, Inc. (the "Company") and Sagent Technology, Inc. ("Sagent") entered into an amendment to extend the maturity date under the Company's existing $7 million of secured loans to Sagent to September 30, 2003. The Company also agreed to lend Sagent an additional $2 million under the same terms as the existing secured loans. In addition, in light of Sagent's plans to schedule a new stockholders meeting for late September to consider approval of the sale of Sagent's key assets to the Company, the parties also amended that certain Asset Purchase Agreement, dated April 15, 2003, to extend the outside date for closing of the sale of assets until October 30, 2003. A copy of (i) the Letter Agreement, dated July 31, 2003, which extends the maturity date of the secured loans, (ii) Amendment No. 1 to Note Purchase Agreement, dated July 31, 2003, which provides for an additional $2 million of funding, and (iii) Amendment to Asset Purchase Agreement, dated July 31, 2003, which extends the outside date for closing, are attached to this Current Report on Form 8-K as Exhibits 2.1, 2.2 and 2.3 respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)   Exhibits.

      2.1 Letter Agreement, dated July 31, 2003, by and between Group 1 Software, Inc. and Sagent Technology, Inc.

      2.2 Amendment No. 1 to Note Purchase Agreement, dated as of July 31, 2003, by and between Group 1 Software, Inc. and Sagent Technology, Inc.

      2.3 Amendment to Asset Purchase Agreement, dated as of July 31, 2003, by and between Group 1 Software, Inc. and Sagent Technology, Inc.


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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Group 1 Software, Inc.


                                               By: /s/ Mark D. Funston
                                                  ------------------------------
                                                  Name:  Mark D. Funston
Date August 4, 2003                               Title: Chief Financial Officer


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